                        OVERSEAS FILM GROUP, INC.

                              OFFICE LEASE

                           TABLE OF CONTENTS


                                                                     PAGE NO.

ARTICLE 1 -  TERM.....................................................   1
ARTICLE 2 -  RENTAL...................................................   1
ARTICLE 3 -  SECURITY DEPOSIT.........................................   4
ARTICLE 4 -  HOLDING OVER.............................................   4
ARTICLE 5 -  PERSONAL PROPERTY TAXES..................................   4
ARTICLE 6 -  USE......................................................   5
ARTICLE 7 -  CONDITION OF PREMISES....................................   5
ARTICLE 8 -  REPAIRS AND ALTERATIONS..................................   5
ARTICLE 9 -  BUILDING SERVICES........................................   6
ARTICLE 10 - RIGHTS OF LANDLORD.......................................   6
ARTICLE 11 - DAMAGES TO PROPERTY......................................   7
ARTICLE 12 - INSURANCE................................................   7
ARTICLE 13 - ASSIGNMENT AND SUBLETTING................................   8
ARTICLE 14 - DAMAGE OR DESTRUCTION....................................   8
ARTICLE 15 - SUBORDINATION............................................   10
ARTICLE 16 - EMINENT DOMAIN...........................................   11
ARTICLE 17 - DEFAULT..................................................   11
ARTICLE 18 - REMEDIES.................................................   12
ARTICLE 19 - RULES AND REGULATIONS....................................   14
ARTICLE 20 - APPLICABLE LAW...........................................   14
ARTICLE 21 - SURRENDER OF PREMISES....................................   14
ARTICLE 22 - QUIET POSSESSION.........................................   14
ARTICLE 23 - SUCCESSORS AND ASSIGNS...................................   14
ARTICLE 24 - NOTICES..................................................   15
ARTICLE 25 - WAIVERS OF SUBROGATION...................................   15
ARTICLE 26 - BROKERS..................................................   15
ARTICLE 27 - WAIVER...................................................   15
ARTICLE 28 - TENANT ESTOPPEL CERTIFICATE..............................   16
ARTICLE 29 - INTEREST ON PAST DUE OBLIGATIONS.........................   16
ARTICLE 30 - LIABILITY OF LANDLORD....................................   16
ARTICLE 31 - INABILITY TO PERFORM.....................................   16
ARTICLE 32 - SEVERABILITY.............................................   17
ARTICLE 33 - ATTORNEYS' FEES..........................................   17
ARTICLE 34 - TIME OF ESSENCE..........................................   17
ARTICLE 35 - HEADINGS.................................................   17
ARTICLE 36 - LANDLORD AND TENANT......................................   17
ARTICLE 37 - ENTIRE AGREEMENT.........................................   18
ARTICLE 38 - CONSTRUCTION OF PREMISES.................................   18
ARTICLE 39 - RESERVED AREA............................................   18
ARTICLE 40 - Intentionally Omitted....................................   18
ARTICLE 41 - NO OPTION................................................   18
ARTICLE 42 - USE OF BUILDING NAME.....................................   18
ARTICLE 43 - PAYMENT OF INITIAL RENT
             AND SECURITY DEPOSIT.....................................   18
ARTICLE 44 - TENANT IMPROVEMENTS......................................   19
ARTICLE 45 - CPI ADJUSTMENT...........................................   20
ARTICLE 46 - TRANSFER BY TENANT.......................................   20
ARTICLE 47 - AS-IS....................................................   21
ARTICLE 48 - COMMON AREAS.............................................   21
ARTICLE 49 - BUILDING SECURITY........................................   22
ARTICLE 50 - EASEMENTS................................................   22
ARTICLE 51 - AUTHORITY................................................   22
ARTICLE 52 - VEHICLE PARKING..........................................   23
RULES AND REGULATIONS.................................................   24

FLOOR PLAN........................................................   Exhibit A
Agreement for Completion of Premises..............................   Exhibit B

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                             8800 SUNSET BLVD.

                               OFFICE LEASE


     THIS LEASE ("Lease") is made and entered into this 21th day of April, 1987, by and between Carolco Pictures Inc., a Delaware corporation (hereinafter referred to as "LANDLORD"), and Overseas Film Group, Inc., a Delaware corporation, and Ellen Little (collectively hereinafter referred to as "TENANT").

     In consideration of their respective agreements contained herein, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises described as Suite ____ on the 3rd floor, containing approximately 3,637 rentable squares feet and located on the west side and adjoining one third portion of the north side of such third floor, as designated on the plan attached hereto as Exhibit "A" (hereinafter referred to as the "PREMISES") (with the exact square footage of the Premises to be determined in accordance with Building Owners & Managers Association Standards and from the final construction plans for the Premises approved by Landlord and Tenant) in the building known as the 8800 Sunset Building (hereinafter referred to as the "BUILDING"), the address of which is 8800 Sunset Boulevard, Hollywood, California 90069, for the term and upon the terms and conditions hereinafter set forth, and Landlord and Tenant hereby agree as follows:

                                 ARTICLE 1
                                   TERM

     The term of this Lease shall commence on July 1, 1987, (hereinafter referred to as the "COMMENCEMENT DATE") or on such earlier date as Tenant first takes possession of the Premises, and shall end five years after the Commencement Date (the "Term"). If Landlord is unable to deliver possession of the Premises to Tenant on or before the Commencement Date, Landlord shall not be subject to any liability for its failure to do so, and such failure shall not affect the validity of this Lease nor the obligations of Tenant hereunder, but the term hereof shall commence either (a) ten (10) days following the day that Landlord gives Tenant written notice that the Premises are ready for occupancy or (b) on the day that Tenant first occupies the Premises, whichever first occurs, and the expiration date set forth above shall be extended by that length of time between the Commencement Date and the date the term hereof actually commences. If permission is given to Tenant to occupy the Premises prior to the Commencement Date, such occupancy shall be subject to all of the provisions of this Lease and, if the Term hereof commences on a date later than the Commencement Date pursuant to the provisions set forth above, the parties hereto agree to execute and acknowledge a written statement setting forth the date of commencement and the date of expiration of this Lease, but this Lease shall not be affected in any manner should either party fail or refuse to execute such statement. There should be no abatement of the monthly rental nor any delay in commencement of this Lease if for any reason Tenant is not able to take possession of the Premises, including without limitation any delays caused by acts or omissions of the Tenant, its agents, employees and contractors.

                               ARTICLE 2
                                 RENTAL

     (a) MONTHLY RENTAL. Tenant agrees to pay to Landlord during the Term hereof, at Landlord's office or to such other person at such other place as directed from time to time by written notice to Tenant from Landlord, a monthly rental of $1.70 per rentable square foot per month for a total monthly rent of Six Thousand One Hundred Eighty Three Dollars ($6,183), payable in advance on the first day of each calendar month commencing on the first day of the fifth month of the Term, without demand or setoff or deduction, and in the event the term of this Lease commences or the

                                  1.

date of expiration of this Lease occurs other than on the first day or last day of a calendar month, the rent for such month shall be prorated for the actual days elapsed. The first month's rental shall be due on execution as set forth in Article 43. Landlord represents as of the date hereof that no other tenant has received a lower monthly rental rate per square foot.

     (b) INCREASE OR DECREASE IN DIRECT COSTS. If, commencing one year after Landlord first occupies the Building, in each succeeding one year period during the Term of this Lease, the "direct costs" (as hereinafter defined) paid or incurred by Landlord shall be higher or lower than the direct costs for the preceding twelve month period (hereinafter referred to as the "COMPARISON YEAR"), rent payable by Tenant for each and every one year period subsequent to the Comparison Year shall be increased or decreased, as the case may be, by 5.13 percent (.0513%) (hereinafter referred to as "TENANT'S PROPORTIONATE SHARE") [Tenant's percentage portion of the Building] of such increase or decrease, except that in no event shall the monthly rental be reduced to an amount less than that specified in Article 2(a) hereof. Tenant's Proportionate Share shall be a percentage computed from a fraction, the numerator of which is the number of square feet of rentable area of the Premises and the denominator of which is the total number of square feet of rentable area of the Building at and above grade. If, by reason of amendment or modification hereof, the number of square feet in the Premises is increased or decreased, Tenant's Proportionate Share shall be adjusted accordingly. In the event this Lease shall terminate on any date other than the last day of any such one year period, the amount of increase in rent payable by Tenant or decrease in rent to which Tenant is entitled during any such one year period in which this Lease terminates shall be prorated on the basis of the relationship which the number of days which have elapsed from the commencement of said one year period to and including said date on which this Lease terminates bears to three hundred sixty (360).

     (c) DEFINITIONS. As used herein the term "DIRECT COSTS" shall mean the following:

          (i) "TAX COSTS" shall mean any and all real estate taxes and other similar charges on real property or improvements, assessments, water and sewer charges and all other charges assessed, levied, imposed or becoming a lien upon the Building and appurtenances thereto and the parking or other facilities thereof, or the real property (hereinafter referred to as the "PROPERTY") thereunder or attributable thereto or on the rents, issues, profits or income received or derived therefrom imposed, levied, assessed or charged by the United States, the State of California, the County of Los Angeles, or the City of Los Angeles, or any local government authority or agency or any political subdivision thereof, but shall not include any net income, franchise, capital stock, estate or inheritance taxes; provided, however, if at any time subsequent to the date of this Lease the methods of taxation prevailing as of the date of this Lease shall be altered so that in lieu of or as a supplement to or a substitute for the whole or any part of any taxes, charges or assessments now levied, assessed or imposed on the Building and appurtenances thereto and the facilities thereof or the Property, there shall be levied, assessed or imposed (a) a tax, assessment, levy, imposition or charge wholly or partially as a net income, capital or franchise levy or otherwise on the rents, issues, profits or income derived therefrom, (b) a tax, assessment, levy (including, but not limited to, any municipal, state or federal levy), imposition or charge measured by or based in whole or in part upon the Building and appurtenances thereto and the facilities thereof or the Property and imposed upon Landlord, or (c) a license fee measured by the rent payable under this Lease, then all such taxes, assessments, levies, impositions or charges, or the part thereof so measured or based, shall be deemed to be included in the term "DIRECT COSTS". If the assessed valuation or tax costs of the Building for the Comparison
Year shall not be based upon a completed Building at lease ninety-five percent

                                     2.

(95%) occupied on floors 2 through 7, then the Tax Costs for the Comparison Year shall be adjusted to reflect the taxes which would have been payable for the Comparison Year if the Building had been completed and were ninety-five percent (95%) occupied on floors 2 through 7. Taxes for the subsequent one year periods shall be the taxes paid in the respective year.

          (ii) "OPERATING COSTS" shall mean any and all expenses incurred by Landlord in connection with the maintenance, operation and repair of the Building, the equipment, adjacent walks, malls and landscaped areas, including, but not limited to, salaries, wages, medical, surgical and general welfare benefits and pension payments, payroll taxes, workmen's compensation, uniforms and drycleaning thereof for employees engaged in the operation, maintenance and repair of the Building; the cost of all charges for electricity, steam, water and other utilities furnished to the Building, including any taxes thereon (but excluding any charges directly and completely passed through to specific tenants); the cost of all charges for fire and extended coverage, liability and all other insurance for the Building to the extent that such insurance is required to be carried by Landlord under any lease, mortgage or deed of trust covering the whole or a substantial part of the Property or the Building or if not required under any such lease, mortgage or deed of trust, then to the extent such insurance is carried by owners of buildings comparable to the Building (but excluding any charges directly and completely passed through to specific tenants); the cost of all building and cleaning supplies and materials; the cost of all charges for cleaning, maintenance and service contracts and other services with independent contractors. In the event during the Comparison Year the Building is less than ninety-five percent (95%) occupied on floors 2 through 7, the operating costs for the Comparison Year shall be adjusted to reflect the operating costs of the Building as though ninety-five percent (95%) occupied on floors 2 through 7 and the increase and decrease in rent shall be based upon such operating costs as so adjusted.

     (b)  DETERMINATION AND PAYMENT

          (i) On or before the first day of the month of the Commencement Date of each calendar year commencing with the calendar year after the first calendar year for which Tenant's rent may be adjusted under this Article 2, Landlord shall furnish to Tenant a written statement showing in reasonable detail Landlord's direct costs for the Comparison Year and for the calendar year preceding the year in which any such statement is furnished, and showing the amount, if any, of any increase or decrease in the rent due from Tenant for such calendar year. The failure of Landlord to so furnish said statement shall not constitute a default by Landlord hereunder or a waiver of Landlord's right to any rent adjustment herein provided for.

          (ii) On the monthly rental payment date next following Tenant's receipt of such statement, Tenant shall pay to Landlord (in case of a rent increase), or Landlord shall credit against the next rent due from Tenant (in case of a rent decrease), an amount equal to the sum of (a) the rent adjustment for the entire preceding calendar year as shown in said statement and (b) one-twelfth (1/12th) of the rent adjustment for the preceding calendar year multiplied by the number of rental payment dates having elapsed during the then current calendar year to be applied on account of the rent adjustment for the then present calendar year. The monthly rental payment then due and subsequent monthly rental payments during the then current calendar year shall be increased or decreased by one-twelfth (1/12th) of the rent adjustment for the preceding calendar year.

          (iii) If Landlord shall receive a refund of Tax Costs for any tax year for which Tenant's Proportionate Share has been charged to Tenant, then Landlord shall credit Tenant with Tenant's Proportionate Share of refund after deducting therefrom


                                       3.

Tenant's Proportionate Share of the costs and expenses of obtaining such refund.

          (iv) In the event of any dispute as to any additional rental due hereunder, Tenant shall have the right after reasonable notice and at reasonable times to inspect Landlord's accounting records at Landlord's accounting office and if, after such inspection, Tenant still disputes such additional rental, a certification as to the proper amount shall be made by Landlord's independent certified public accountant which shall be final and conclusive. Tenant agrees to pay the cost of such certification, unless it is subsequently determined that Landlord's original statement was in error by more than two percent (2%) of the direct costs.

                                ARTICLE 3
                            SECURITY DEPOSIT

     Tenant has deposited with Landlord the sum of Six Thousand One Hundred Eighty Three Dollars ($6,183) as security for the full and faithful performance of every provision of this Lease to be performed by Tenant. If Tenant defaults with respect to any material provision of this Lease, including, but not limited to, the provisions relating to the payment of rent, Landlord may use, apply or retain all or any part of this security deposit for the payment of any rent or any other sum in default, or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of said deposit is so used or applied, Tenant shall, within five
(5) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the security deposit to its original amount. Landlord shall not be required to keep this security deposit separate from its general funds and Tenant shall not be entitled to interest on such deposit.
If Tenant shall fully and faithfully perform in all material respects every provision of this Lease to be performed by it, the security deposit or any balance thereof shall be returned to Tenant (or, at Landlord's option, to the last transferee of Tenant's interest hereunder) as soon as possible at the expiration of the Lease term and upon Tenant's vacation of Premises.

                                   ARTICLE 4
                                  HOLDING OVER

     Should Tenant, with or without Landlord's written consent, hold over after the termination of this Lease, Tenant shall become a tenant from month-to-month only upon each and all of the terms herein provided as may be applicable to a month-to-month tenancy and any such holding over shall not constitute an extension of this Lease. During such holding over, Tenant shall pay in advance, monthly, rent at the highest monthly rate provided for herein, plus an amount equal to fifteen percent (15%) thereof.

                                   ARTICLE 5
                           PERSONAL PROPERTY TAXES

     Tenant shall pay prior to delinquency all taxes assessed against or levied upon fixtures, furnishings, equipment and all other personal property of Tenant located in the Premises, including improvements which are in excess of Landlord's Standard Installations described in the Agreement for Completion of Premises attached hereto as Exhibit "B", and when possible Tenant shall cause said fixtures, furnishings, equipment and other personal property to be assessed and billed separately from the property of Landlord; provided, that no such taxes need be paid if being contested in good faith by appropriate proceedings promptly instituted and diligently conducted. In the event any or all of Tenant's fixtures, furnishings, equipment and other personal property shall be assessed and taxed with the property

                                       4.

of Landlord, Tenant shall pay to Landlord its share of such taxes within ten
(10) days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes applicable to Tenant's property.

                                  ARTICLE 6
                                     USE

      Tenant shall use and occupy the Premises only for general office use and shall not use or occupy the Premise or permit the same to be used or occupied for any other purpose without the prior written consent of Landlord, and Tenant agrees that it will use the Premises in such a manner so as not to interfere with or infringe on the rights of other tenants in the Building. Tenant shall not use or occupy the Premises in violation of any law, ordinance or regulation or other directive of any governmental authority having or exercising jurisdiction thereof or of the certificate of occupancy issued for the Building and, at Tenant's cost and expense, shall fully comply therewith, and shall, upon five (5) days' written notice from Landlord, discontinue any use of the Premises which is declared by any governmental authority having or exercising jurisdiction thereover to be a violation of any law, ordinance, regulation or directive or of said certificate of occupancy. Tenant shall not do or permit to be done any thing which will invalidate or increase the cost of any fire and extended coverage insurance policy covering the Building and/or property located therein and Tenant shall comply with all rules, orders, regulations and requirements of the Pacific Fire Rating Bureau or any other organization performing a similar function. Tenant shall promptly upon demand reimburse Landlord for any additional premium charges for such policy by reason of Tenant's failure to comply with the provisions of this Article.

                                  ARTICLE 7
                            CONDITION OF PREMISES

      Tenant acknowledges that neither Landlord nor any agent nor any employee of Landlord has made any representation or warranty with respect to the Premises or the Building or with respect to the suitability of either for the conduct of Tenant's business. The taking of possession of the Premise by Tenant shall conclusively establish that the Premises and the Building were at such time satisfactory condition, except that Landlord shall repair or replace, as necessary, such defective items furnished or constructed by Landlord of which Tenant has advised Landlord in writing not later than thirty (30) days after the date of commencement of the Term.

                                  ARTICLE 8
                          REPAIRS AND ALTERATIONS

      Tenant shall keep the Premises in good condition and repair. All damage or injury to the Premises or the Building caused by the act or negligence of Tenant, its employees, agents or visitors, shall be promptly repaired by Tenant, at its sole cost and expense, to the satisfaction of Landlord. Landlord may make any repairs which are not promptly made by Tenant and charge Tenant for the cost thereof. Tenant shall be responsible for the design and function of all Building non-standard improvements, whether or not installed by Landlord at Tenant's request. Tenant waives all rights to make repairs at the expense of Landlord, or to deduct the cost thereof from the rent, and all rights under Sections 1941 and 1942 of the California Civil Code. Tenant shall make no alterations, changes or additions in or to the Premises without Landlord's prior written consent, and then only by contractors or mechanics approved by Landlord; provided, however, that Tenant may perform minor, nonstructural work (e.g., installation of shelving) on the Premises not exceeding a total cost of $2,500 without the consent of Landlord. Tenant hereby indemnifies and agrees to hold Landlord free and harmless from all liens and claims of lien, and all other liability, claims and demands arising out of any work done or material supplied to the Premises

                                      5.

by or at the request of Tenant. If any permitted alterations, changes or additions are made, they shall be made at Tenant's expense and shall be and become the property of Landlord, except that Landlord may, by written notice to Tenant given at least thirty (30) days prior to the end of the term, require Tenant at Tenant's expense to remove all partitions, counters, railings and the like installed by Tenant, and to repair any damages to the Premises caused by such removal.

                              ARTICLE 9
                          BUILDING SERVICES

      Landlord agrees to furnish to the Premises, at its expense, so long as Tenant is not in default hereunder, during the hours of 8:00 a.m. to 6:00 p.m., Monday through Friday, and 9:00 a.m. to 1:00 p.m. on Saturdays (except holidays), air conditioning and heat, and 24 hour elevator service, electric current for normal lighting and fractional horsepower office machines and, on the same floor as the Premises, water for lavatory and drinking purposes, all in such reasonable quantities as in the judgment of Landlord is necessary for the comfortable occupancy of the Premises. Janitorial and maintenance services will be furnished five (5) days per week. Tenant shall comply with all rules and regulations which Landlord may reasonably establish for the proper functioning and protection of the air conditioning, heating, elevator, electrical and plumbing systems. Landlord shall not be liable for any stoppage or interruption of any of such services caused by riot, strike, labor disputes, breakdowns, accidents, necessary repairs or other cause except for those caused by the gross negligence or willful misconduct of Landlord, its agents or employees. Except as specifically provided in this
Article 9, Tenant agrees to pay for all utilities and other services utilized by Tenant for all overtime or additional building services furnished to Tenant not uniformly furnished to all tenants of the Building at Landlord's expense. Landlord represents that the Building and Common Areas shall be maintained in a similar manner as other first class buildings in West Los Angeles and West Hollywood are maintained.

                             ARTICLE 10
                         RIGHTS OF LANDLORD

      Landlord and its agent shall have the right to enter the Premises at all reasonable times for the purpose of cleaning the Premises, examining or inspecting the same, serving or posting and keeping posted thereon notices as provided by Section 3094 of the Civil Code of the State of California or by any other law of that state or which Landlord deems necessary for the protection of Landlord or the Property, showing the same to prospective tenants or purchasers of the Building, in the case of an emergency, and for making such alterations, repairs, improvements or additions to the Premises or to the Building as Landlord may deem necessary or desirable upon reasonable notice to Tenant. If Tenant shall not be personally present to open and permit an entry into the Premises at any time when such an entry by Landlord is necessary or permitted hereunder, Landlord may enter by means of a master key or may enter forcibly, without liability to Tenant except for any failure to exercise due care for Tenant's property, and without affecting this Lease. If during the last month of the Term hereof, Tenant shall have removed substantially all of its property therefrom, Landlord may immediately enter and alter, renovate and redecorate the Premises without eliminating or abating any rent or incurring any liability to Tenant. Landlord during the entire term of this Lease shall have the right upon ninety (90) days' prior written notice to Tenant to change the name, number or designation of the Building without liability or obligation to Tenant.


                                     6.

                                  ARTICLE 11
                             DAMAGES TO PROPERTY

      Tenant indemnifies and holds harmless Landlord against and from any and all claims of damage or injury arising from Tenant's use of the Premises or the conduct of its business or from any activity, work or thing done, permitted or suffered by Tenant in or about the Premises, and shall further indemnify and hold harmless Landlord against and from any and all claims arising from any breach or default in the performance of any obligation of the Tenant hereunder, or arising from any act or omission of Tenant, or any of its agents, employees, invitees or licensees, and against and from all costs, attorneys' fees, expenses and liabilities incurred in or about any such claim or any action or proceeding brought thereon, and in case any action or proceeding be brought against Landlord by reason for any such claim. Tenant, upon notice from Landlord, shall defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises or the Building from any cause other than the gross negligence or willful misconduct of Landlord, its agents, representatives and employees, and Tenant hereby waives all claims in respect thereof against Landlord.

      Landlord shall not be liable for interference with light, air or other similar benefit, nor shall Landlord be liable for any unknown latent defect in the Premises or in the Building. Tenant shall give prompt notice to Landlord in case of fire or accidents in the Premises or in the Building or of defects therein or in the fixtures or equipment thereof. Landlord shall not be liable for any damage to property entrusted to employees of the Building, nor for the loss of, or damage to, any property by theft or otherwise, nor for any injury or damage to persons, property or Tenant's business resulting from construction, repair or alteration of premises adjoining the Premises or of the Building or from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Building or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface or from any other place or resulting from dampness or any other cause whatsoever, unless caused by or due to the negligence of Landlord, its agents, servants or employees.

                                  ARTICLE 12
                                  INSURANCE

      Tenant agrees during the Term hereof to carry Comprehensive General Public Liability insurance with Broad Form General Liability Endorsement acceptable to Landlord covering the Premises in an amount of not less than $1,000,000.00 for injury and/or death to any number of persons in any one accident and property damage insurance acceptable to Landlord in an amount sufficient to cover not less than 100% of the full replacement cost of Tenant's personal property located at the Building for fire and extended coverage insurance, with vandalism and malicious mischief and sprinkler leakage endorsements in companies satisfactory to Landlord in the name of Tenant (with Landlord named as an additional insured), to pay the premiums therefor and to deliver said policies or certificate thereof to Landlord, and the failure of Tenant either to effect said insurance in the names herein called for or deliver said policies or certificates or duplicates thereof to Landlord shall permit Landlord to procure said insurance and pay the requisite premiums therefor, which premiums shall be repayable to Landlord with the next monthly rental payment. Each insurer under the policies required hereunder shall agree by endorsement on the policy issued by it, or by independent instrument furnished to Landlord, that it will give Landlord no less than ten (10) days' written notice before the policy or policies in question shall be altered or cancelled. Tenant hereby releases and relieves the Landlord and waives its entire right of recovery against Landlord for direct or consequential loss or damage aris-


                                      7.

ing out of or incidental to the perils covered by property insurance carried by the Tenant whether due to negligence of Landlord or Tenant or their agents, employees, contractors and/or invitees. If necessary, all property insurance policies required under this Lease shall be endorsed to so provide.

                                  ARTICLE 13
                           ASSIGNMENT AND SUBLETTING

      Tenant shall not and shall have no power to, either voluntarily or by operation of law, sell, assign, transfer or hypothecate this Lease, or sublet the Premises or any part thereof, or permit the Premises or any part thereof to be occupied by anyone other than Tenant or Tenant's employees without the prior written consent of Landlord, which will not be unreasonably withheld pursuant to Article 46 below. If Tenant is a corporation, unincorporated association or partnership, the sale, assignment, transfer or hypothecation of any stock or other ownership interest in such corporation, association or partnership in the aggregate in excess of twenty-five percent (25%) shall be deemed an assignment within the meaning and provisions of this Article 13; provided, however, that so long as prior to such sale the corporate Tenant, Overseas Films Group, Inc., is wholly owned by Ellen Little, then Ellen
Little may in the aggregate transfer up to 40% of her voting control of Tenant without consent of Landlord, but no additional assignments by Ellen Little would then be permitted without Landlord's prior written consent. Any sale, assignment, hypothecation, transfer or subletting of this Lease shall be void and shall, at the option of Landlord, terminate this Lease; provided, however, Tenant may assign this Lease to any entity which controls, is controlled by, is under common control with or which merges with or into Tenant. If this Lease is assigned, Tenant shall still remain fully liable hereunder.

                                  ARTICLE 14
                            DAMAGE OR DESTRUCTION

      (a)  DEFINITIONS.

           (1) "Premises Damage" shall mean if the Premises are damaged or destroyed to any extent.

           (2) "Premises Building Partial Damage" shall mean if the Building of which the Premises are a part is damaged or destroyed to the extent that the cost to repair is less than fifty percent (50%) of the then Replacement Cost of the Building.

           (3) "Premises Building Total Destruction" shall mean if the Building of which the Premises are a part is damaged or destroyed to the extent that the cost to repair is fifty percent (50%) or more of the then Replacement Cost of the Building.

           (4) "Office Building Project Buildings" shall mean all of the buildings on the Office Building Project site.

           (5) "Office Building Project Buildings Total Destruction" shall mean if the Office Building Project Buildings are damaged or destroyed to the extent that the cost of repair is fifty percent (50%) or more of the then Replacement Cost of the Office Building Project Buildings.

           (6) "Insured Loss" shall mean damage or destruction which was caused by an event required to be covered by the insurance described in
Article 12. The fact that an Insured loss has a deductible amount shall not make the loss an uninsured loss.

           (7) "Replacement Cost" shall mean the amount of money necessary to be spent in order to repair or rebuild the damaged area to the condition that existed immediately prior to the damage occurring, excluding all improvements made by tenants, other than those installed by Landlord at Tenant's expense.


                                     8.

      (b)  PREMISES DAMAGE; PREMISES BUILDING PARTIAL DAMAGE

           (1) INSURED LOSS: Subject to the provisions of paragraphs 14(d) and 14(e), if at any time during the Term of this Lease there is damage which is an Insured Loss and which falls into the classification of either Premises Damage or Premises Building Partial Damage, then Landlord shall, as soon as reasonably possible and to the extent the required materials and labor are readily available through usual commercial channels, at Landlord's expense, repair the damage (but not Tenant's fixtures, equipment or tenant improvements originally paid for by Tenant) to its condition existing at the time of the damage, and this Lease shall continue in full force and effect.

           (2) UNINSURED LOSS: Subject to the provisions of paragraphs 14(d) and 14(e), if at any time during the Term of this Lease there is damage which is not an Insured Loss and which falls within the classification of Premises Damage or Premises Building Partial Damage, unless caused by a negligent or willful act of Tenant (in which event Tenant shall make the repairs at Tenant's expense), which damage prevents Tenant from making any substantial use of the Premises, Landlord may at Landlord's option either (i) repair such damage as soon as reasonably possible at Landlord's expense, in which event this Lease shall continue in full force and effect, or (ii) give written notice to Tenant within thirty (30) days after the date of the occurrence of such damage of Landlord's intention to cancel and terminate this Lease as of the date of the occurrence of such damage, in which event this Lease shall terminate as of the date of the occurrence of such damage.

      (c) PREMISES BUILDING TOTAL DESTRUCTION; OFFICE BUILDING PROJECT TOTAL DESTRUCTION. Subject to the provisions of paragraphs 14(d) and 14(e), if at any time during the Term of this Lease there is damage, whether or not it is an Insured Loss, which falls into the classification of either (i) Premises Building Total Destruction, or (ii) Office Building Project Total Destruction, then Landlord may at Landlord's option either (i) repair such damage or destruction as soon as reasonably possible at Landlord's expense (to the extent the required materials are readily available through usual commercial channels) to its condition existing at the time of the damage, but not Tenant's fixtures, equipment or tenant improvements, and this Lease shall continue in full force and effect, or (ii) give written notice to Tenant within thirty (30) days after the date of the occurrence of such damage of Landlord's intention to cancel and terminate this Lease, in which case this Lease shall terminate as of the date of the occurrence of such damage and any rents received for the period after the date of occurrence of such total destruction shall be returned to Tenant.

      (d)  DAMAGE NEAR END OF TERM

           (1) Subject to paragraph 14(d)(2), if at any time during the last twelve (12) months of the Term of this Lease there is substantial damage to the Premises, Landlord may at Landlord's option cancel and terminate this Lease as of the date of occurrence of such damage by giving written notice to Tenant of Landlord's election to do so within thirty (30) days after the date of occurrence of such damage.

           (2) Notwithstanding paragraph 14(d)(1), in the event that Tenant has an option to extend or renew this Lease, and the time within which said option may be exercised has not yet expired, Tenant shall exercise such option, if it is to be exercised at all, no later than twenty (20) days after the occurrence of an Insured Loss falling within the classification of Premises Damage during the last twelve (12) months of the Term of this Lease. If Tenant duly exercises such option during said twenty (20) day period, Landlord shall, at Landlord's expense, repair such damage, but not Tenant's fixtures, equipment or tenant improvements, as soon as reasonably possible and this Lease shall


                                     9.

continue in full force and effect. If Tenant fails to exercise such option during said twenty (20) day period, then Landlord may at Landlord's option terminate and cancel this Lease as of the expiration of said twenty (20) day period by giving written notice to Tenant or Landlord's election to do so within ten (10) days after the expiration of said twenty (20) day period, notwithstanding any term or provision in the grant of option to the contrary.

     (e) ABATEMENT OF RENT; TENANT'S REMEDIES

          (1) In the event Landlord repairs or restores the Building or Premises pursuant to the provisions of this Article 14, and/or any part of the Premises are not usable (including loss of use due to loss of access or essential services), the rent payable hereunder (including Tenant's share of Operating Expenses) for the period during which such damage, repair or restoration continues shall be abated, provided (1) the damage was not the result of the negligence of Tenant, and (2) such abatement shall only be to the extent the operation and profitability of Tenant's business as operated from the Premises is adversely affected. Except for said abatement of rent, if any, Tenant shall have no claim against Landlord for any damage suffered by reason of any such damage, destruction, repair or restoration unless such damage is caused by the gross negligence or willful misconduct of Landlord or its agents, representatives or employees.

          (2) If Landlord shall be obligated to repair or restore the Premises or the Building under the provisions of this Article 14 and shall not commence such repair or restoration within ninety (90) days after such occurrence, or if Landlord shall not complete the restoration and repair within six (6) months after such occurrence, Tenant may at Tenant's option cancel and terminate this lease by giving Landlord written notice of Tenant's election to do so at any time prior to the commencement or completion, respectively, of such repair or restoration. In such event this Lease shall terminate as of the date of such notice.

     (f) TERMINATION - ADVANCE PAYMENTS. Upon termination of this Lease pursuant to this Article 14, an equitable adjustment shall be made concerning advance rent and any advance payments made by Tenant to Landlord. Landlord shall, in addition, return to Tenant so much of Tenant's security deposit as has not theretofore been applied by Landlord.

     (g) WAIVER. Landlord and Tenant waive the provisions of any statutes which relate to termination of leases when leased property is destroyed and agree that such event shall be governed by the terms of this Lease.

                                  ARTICLE 15
                                SUBORDINATION

     This Lease is subject and subordinate to all ground or underlying leases, mortgages and deeds of trust which now affect the Property or the Building and to all renewals, modifications, consolidations, replacements and extensions thereof; provided, however, if the lessor under and any such lease or the holder or holders of any such mortgage or deed of trust shall advise Landlord that they desire or require this Lease to be prior and superior thereto, upon written request of Landlord to Tenant, Tenant agrees to promptly execute, acknowledge and deliver any and all documents or instruments which Landlord or such lessor, holder or holders deem necessary or desirable for purposes thereof. Landlord shall have the right to cause this Lease to be and become and remain subject and subordinate to any and all ground or underlying leases, mortgages or deeds of trust which may hereafter be executed covering the Premises, the Building or the Property or any renewals, modifications, consolidations, replacements or extension thereof, for the full amount of all advances made or to be made thereunder and without regard to the time or character of

                                        10.

such advances, together with interest thereon and subject to all the terms and provisions thereof; and Tenant agrees, within ten (10) days after Landlord's written request therefor, to execute, acknowledge and deliver upon request any and all documents or instruments requested by Landlord or necessary or proper to assure the subordination of this Lease to any such mortgages, deeds of trust or leasehold estates; provided, however, that the foregoing provisions with respect to such election of subordination by Landlord shall not be effective unless the owner or holder of any such mortgage or deed of trust or the lessor under any such leasehold estate shall execute with Tenant a non-disturbance and attornment agreement under which such owner, holder or lessor shall agree to accept the attornment of Tenant upon the terms and conditions contained in this Lease for the then unexpired term hereof in the event of termination of such leasehold estate or upon the foreclosure of any such mortgage or deed of trust, if Tenant is not then in default. Notwithstanding anything to the contrary set forth in this Article 15, Tenant hereby attorns and agrees to attorn to any person, firm or corporation purchasing or otherwise acquiring the Premises, the Building or the Property at any sale or other proceeding or pursuant to the exercise of any rights, powers or remedies under such mortgages, deeds of trust or ground or underlying leases, as if such person, firm or corporation had been named as Landlord herein, it being intended hereby that if this Lease is terminated, cut off or otherwise defeated by reason of any act or actions by the owner or holder of any such mortgage or deed of trust or the lessor under any such leasehold estate, then, at the option of any such person, firm or corporation so purchasing or otherwise acquiring the Premises, the Building or the Property, this Lease shall continue in full force and effect. Tenant hereby appoints Landlord the attorney-in-fact of Tenant irrevocably to execute and deliver any document or documents provided for in this Article 15 for and in the name of Tenant. Such power, being coupled with an interest, is irrevocable.

                                  ARTICLE 16
                                EMINENT DOMAIN

     If the whole of the Premises or the Building or so much thereof as to render the balance unsuitable by Tenant for its continued use (as reasonably determined solely by Landlord) shall be taken under power of eminent domain, or sold, transferred or conveyed in lieu thereof, this Lease shall automatically terminate as of the date of such condemnation or as of the date possession is taken by the condemning authority, whichever is later. No award for any partial or entire taking shall be apportioned, and Tenant hereby assigns to Landlord any award which may be made in such taking or condemnation, together with any and all rights of Tenant now or hereafter arising in or to the same or any part thereof; provided, however, that nothing contained herein shall be deemed to give Landlord any interest in or to require Tenant to assign to Landlord any award made to Tenant for the taking of personal property and fixtures belonging to Tenant and removable by Tenant at the expiration of the Term hereof as provided hereunder or for the interruption of, or damage to, Tenant's business. In the event of a partial taking, or a sale, transfer or conveyance in lieu thereof, which does not result in a termination of this Lease, the rent shall be apportioned according to the ratio that the part of the Premises remaining usable by Tenant bears to the total area of the Premises.

                                  ARTICLE 17
                                    DEFAULT

     (1) DEFAULT. The occurrence of any one or more of the following events shall constitute a material default of this Lease by Tenant:

         (a) The vacation or abandonment of the Premises by Tenant. Vacation of the Premises shall include the failure to occu-

                                     11.

py the Premises for a continuous period of sixty (60) days or more, whether or not the rent is paid.

          (b) The breach by Tenant of any of the covenants, conditions or provisions of Articles 8 (alterations), 13 (assignment or subletting), 17(1)(a) (vacation or abandonment), 17(1)(e) (insolvency), 17(1)(f) (false statement), 28 (estoppel certificate), 50 (easements) or 15 (subordination), all of which are hereby deemed to be material, non-curable defaults without the necessity of any notice by Landlord to Tenant thereof.

          (c) The failure by Tenant to make any payment of rent or any other payment required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period of three (3) days after written notice thereof from Landlord to Tenant. In the event that Landlord serves Tenant with a Notice to Pay Rent or Quit pursuant to applicable Unlawful Detainer statutes such Notice Pay Rent or Quit shall also constitute the notice required by this subparagraph.

          (d) The failure by Tenant to observe and perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Tenant other than those referenced in subparagraphs (b) and (c) above, where such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant's noncompliance is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commenced such cure within said thirty (30) day period and thereafter diligently pursues such cure to completion. To the extent permitted by law, such thirty (30) day notice shall constitute the sole and exclusive notice required to be given to Tenant under applicable Unlawful Detainer statutes.

          (e) (i) The making by Tenant of any general arrangement or general assignment for the benefit of creditors; (ii) Tenant becoming a "debtor" as defined in the United States Bankruptcy Code or any successor statute thereto (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within thirty (30) days. In the event that any provision of this paragraph 17(1)(e) is contrary to any applicable law, such provision shall be of no force or effect.

          (f) The discovery by Landlord that any financial statement given to Landlord by Tenant, or its successor in interest or by any guarantor of Tenant's obligation hereunder, was materially false.

     (2) DEFAULT BY LANDLORD. Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have theretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently pursues the same to completion.

                                  ARTICLE 18
                                   REMEDIES

     (a) In the event of a breach of or default under this Lease as provided in Article 17 hereof or if Tenant abandons the Premises at any time during the Term of this Lease, Landlord may, at Landlord's option and without limiting Landlord in the exercise

                                     12.

of any right or remedy Landlord may have on account of such default and without any further demand or notice, terminate this Lease, re-enter the Premises, with or without process of law, and remove all persons and property therefrom, which property may be stored by Landlord at a warehouse or elsewhere at the risk, expense and for the account of Tenant.

   (b) If Landlord elects to terminate this Lease as provided in subparagraph (a) above, Landlord shall be entitled to recover from Tenant the aggregate of:

      (i) The worth at the time of award of the unpaid rent and charges equivalent to rent earned as of the date of termination hereof;

      (ii) The worth at the time of award of the amount by which the unpaid rent and charges equivalent to rent, which would have been after the date of termination hereof until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;

      (iii) The worth at the time of award of the amount by which the unpaid rent and charges equivalent to rent for the balance of the Term hereof after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;

      (iv) Any other amount necessary to compensate Landlord for the detriment proximately caused by Tenant's failure to perform its obligations under this Lease which, in the ordinary course of things, would be likely to result therefrom; and

      (v) Any other amount which Landlord may by law hereafter be permitted to recover from Tenant to compensate Landlord for the detriment caused by Tenant's default.

   For the purpose of this Article, the "TIME OF AWARD" shall mean the date upon which the judgment in any action brought by Landlord against Tenant by reason of such default is entered or such earlier date as the court may determine, the "worth at the time of award" of the amounts referred to in subparagraphs (i) and (ii) hereof shall be computed by allowing interest at the rate of ten percent (10%) per annum and the "worth at the time of award" of the amount referred to in subparagraph (iii) hereof shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

   (c) Nothing in this Article 18 shall be deemed to affect Landlord's right to indemnification for liability or liabilities arising prior to the termination of this Lease for personal injuries or property damage under the indemnification clause or clauses contained in this Lease.

   (d) Notwithstanding anything to the contrary set forth herein, Landlord's re-entry to perform acts of maintenance or preservation of or in connection with efforts to re-let the Premises or any portion thereof, or the appointment of a receiver upon Landlord's initiative to protect Landlord's interest under this Lease shall not terminate Tenant's right to possession of the Premises or any portion thereof and, until Landlord does elect to terminate this Lease, this Lease shall continue in full force and effect and Landlord may enforce all of Landlord's rights and remedies hereunder, including, without limitation, the right to recover from Tenant as it becomes due hereunder all rent, additional rent and other charges required to be paid by Tenant under the terms hereof.

   (e) All rights, powers and remedies of Landlord hereunder, and under any other agreement now or hereafter in force between Landlord and Tenant, shall be cumulative and not alternative and shall be in addition to all rights, powers and remedies given to

                                        13.

Landlord by law, and the exercise of one or more rights or remedies shall not impair Landlord's right to exercise any other right or remedy.

   (f) To the fullest extent permitted by law, the avails of any re-letting shall be applied:

         First, to pay to Landlord the costs and expenses of such re-letting (including, without limitation, costs and expenses of retaking or repossessing the Premises, removing persons and property therefrom, securing new tenants, and, if Landlord shall maintain and operate the Premises, the cost thereof) and necessary or reasonable alterations;

         Second, to the payment of any indebtedness of Tenant to Landlord other than rent, additional rent and other sums due and unpaid hereunder; and

         Third, to the payment of rent, additional rent and other sums due and unpaid hereunder, and the residue, if any, shall be held by Landlord and applied to payment of other or future obligations of Tenant to Landlord as the same become due and payable.

                                    ARTICLE 19
                              RULES AND REGULATIONS

   Tenant shall observe faithfully and comply strictly with the Rules and Regulations attached to this Lease and made a part hereof, and such other rules and regulations as Landlord may from time to time reasonably adopt for the safety, care and cleanliness of the Building or the Property, the facilities thereof, or the preservation of good order therein. Landlord shall not be liable to Tenant for violation of any such Rules and Regulations, or for the breach of any covenant or condition in any lease by any other tenant in the Building.

                                    ARTICLE 20
                                  APPLICABLE LAW

   This Lease shall be governed by and construed in accordance with the laws of the State of California.

                                    ARTICLE 21
                               SURRENDER OF PREMISES

   At the termination of this Lease, Tenant shall surrender the Premises to Landlord in as good condition and repair as reasonable and proper use thereof will permit. If not then in default hereunder, Tenant shall have the right, at the end of the term of this Lease, to remove any equipment, furniture, trade fixtures or other personal property (other that carpeting, floor coverings, wall coverings, drapes, lighting and hardware fixtures) placed in the Premises by Tenant, but not physically attached thereto, provided that Tenant promptly repair any damage to the Premises caused by such removal.

                                    ARTICLE 22
                                QUIET POSSESSION

   Upon Tenant's paying the rent, additional rent and other sums provided hereunder and observing and performing all of the covenants, conditions and provisions on Tenant's part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the entire term hereof, subject to all of the provisions of this Lease.

                                    ARTICLE 23
                               SUCCESSORS AND ASSIGNS

   All of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives,

                                        14.

successors and assigns, subject at all times, however, to all agreements and restrictions herein contained with respect to assignment, subleasing and hypothecation.

                                 ARTICLE 24
                                  NOTICES

   Any notice required or permitted to be given hereunder shall be in writing and may be given by personal service or by mail, and if given by mail, shall be deemed sufficiently given if sent by registered or certified mail, addressed to Tenant at the Premises or the Landlord at the address of the place from time to time established for the payment of rent. Either party may by notice to the other specify a different address for notice purposes, except that, upon Tenant's taking possession of the Premises, the Premises shall constitute Tenant's address for notice purposes. A copy of all notices to be given to Landlord hereunder shall be concurrently transmitted by Tenant to such party hereafter designated by notice from Landlord to Tenant.

                                 ARTICLE 25
                           WAIVERS OF SUBROGATION

   Each of the parties hereto hereby waives any and all rights to recovery against the other or against any other tenant or occupant of the Building, or against the officers, employees, agents, representatives, customers or business visitors of such other party or of such other tenant or occupant of the Building, for loss of or damage to such waiving party or its property or the property of others under its control arising from any cause insured against under the standard form of fire insurance policy with all permissible extensions and endorsements covering additional perils or under any other policy of insurance carried by such waiving party in lieu thereof. Such waiver shall be effective only so long as the same is permitted by each party's insurance carrier without payment of an additional premium.

                                 ARTICLE 26
                                  BROKERS

   In connection with this Lease, Tenant warrants and represents that it has had no dealings with any brokers and that it knows of no other person who is or might be entitled to a commission, finder's fee or other like payment in connection herewith and does hereby indemnify and agree to hold Landlord harmless from and against any and all loss, liability and expense that Landlord may incur should such warranty and representation prove incorrect.

                                 ARTICLE 27
                                   WAIVER

   No waiver by Landlord of any provision of this Lease shall be deemed to be a waiver of any other provision hereof or of any subsequent breach by Tenant of the same or any other provision. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act of Tenant, whether or not similar to the act so consented to or approved. No act or thing done by Landlord or Landlord's agents during the Term of this Lease shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing and signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys to the Premises prior to the termination of this Lease, and the delivery of the keys to any such employee shall not operate as a termination of the lease or a surrender of the Premises. If Tenant at any time desire to have Landlord sublet, or attempt to sublet, the Premises for Tenant's account, Landlord or Landlord's agents are authorized to receive said keys for such purposes without releasing Tenant from any of the obligations under this Lease, and Tenant hereby re-


                                     15.

lieves Landlord of any liability for loss or damage to any of Tenant's effects in connection with such subletting or attempted subletting.

                                 ARTICLE 28
                         TENANT ESTOPPEL CERTIFICATE

   Tenant shall, at any time and from time to time, upon not less than ten
(10) days' prior written notice from Landlord, execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as modified, is in full force and effect), the dates to which the rental and other charges are paid in advance, if any, and the amount of Tenant's security deposit, if any, and acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, and no events or conditions then in existence which, with the passage of time or notice, or both, would constitute a default on the part of Landlord hereunder, or specifying such defaults, events or conditions, if any are claimed. It is expressly understood and agreed that any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the Property. Tenant's failure upon Landlord's reasonable request to deliver such statement within such time shall, at the option of Landlord, constitute a default under this Lease.

                                 ARTICLE 29
                      INTEREST ON PAST DUE OBLIGATIONS

   Any amount due from Tenant to Landlord hereunder which is not paid when due shall bear interest at the rate of ten percent (10%) per annum from the due date until paid, unless otherwise specifically provided herein, but the payment of such interest shall not excuse or cure any default by Tenant under this Lease.

                                 ARTICLE 30
                           LIABILITY OF LANDLORD

   In the event of any transfer or transfers of Landlord's interest in the Premises, other than a transfer for security purposes only, the transferor shall be automatically relieved of any and all obligations and liabilities on the part of the Landlord accruing from and after the date of such transfer; provided, however, that any funds in the hands of Landlord at the time of such transfer in which Tenant has an interest shall be turned over to the transferee and any amount then due and payable to Tenant by Landlord under any provisions of this Lease shall be paid to Tenant, it being intended hereby that the covenants and obligations contained in this Lease on the part of Landlord shall, subject as aforesaid, be binding on Landlord, its successors and assigns, only during and in respect of their respective successive periods of ownership. Tenant agrees to look solely to Landlord's estate and interest in the Property, the Building and the Premises (or the proceeds thereof) for the satisfaction of any remedy of Tenant for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default by Landlord hereunder, and no other property or assets of Landlord shall be subject to levy, execution of other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder, or Tenant's use or occupancy of the Premises.

                                 ARTICLE 31
                            INABILITY TO PERFORM

   This Lease and the obligations of Tenant hereunder shall not be affected or impaired because Landlord is unable to fulfill any of its obligations hereunder or is delayed in doing so, if such inability or delay is caused by reason of unavailability of mate-


                                     16.

rials, strike or other labor troubles or any other cause beyond the reasonable control of Landlord. If Landlord is unable to give possession of the Premises to Tenant as provided for under Article 1 hereof within one (1) year after the Commencement Date, this Lease shall automatically terminate, and Landlord shall not, by reason thereof, be subject to any liability, except that Landlord shall return to Tenant all monies which Landlord has theretofore received from Tenant as prepaid rent or as a security deposit. For the purposes of Article 1 of this Lease, the Premises shall be deemed ready for occupancy when Landlord has substantially completed construction of Landlord's Standard Installation as provided in Article 38 hereof and the building services to be provided by Landlord as set forth in Article 9 of this Lease are available to the Premises. Landlord shall not be deemed to be in default in the performance of any obligation required to be performed by it hereunder, unless and until it has failed to perform such obligation within thirty (30) days after written notice by Tenant to Landlord specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than thirty
(30) days are required for its performance, then Landlord shall not be deemed to be in default if it shall commence such performance within such thirty
(30)-day period and thereafter delinquently prosecute the same to completion.

                                 ARTICLE 32
                                SEVERABILITY

   Any provision of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof and such other provisions shall remain of full force and effect.

                                 ARTICLE 33
                              ATTORNEYS' FEES

   In the event of any litigation between Tenant and Landlord to enforce any provision of this Lease or any right of either party hereto, the unsuccessful party in such litigation shall pay to the successful party all costs and expenses, including attorneys' fees, incurred therein by the successful party. If either party hereto without fault is made a party to any litigation instituted by or against the other party to this Lease, such other party shall indemnify the party who without fault has been made a party to such litigation against and save it harmless from all costs and expenses, including reasonable attorneys' fees, incurred by it in connection therewith.

                                 ARTICLE 34
                               TIME OF ESSENCE

   Each of Tenant's covenants herein is a condition and time is of the essence with respect to the performance of every provision of this Lease and the strict performance of each shall be a condition precedent to Tenant's right to remain in possession of the Premises or to have this Lease continue in effect.

                                 ARTICLE 35
                                  HEADINGS

   The article headings contained in this Lease are for convenience only and do not in any way limit or amplify any term or provision hereof.

                                 ARTICLE 36
                             LANDLORD AND TENANT

   The terms "Landlord" and "Tenant" as used herein shall include the plural as well as the singular, the neuter shall include the masculine and feminine genders and the obligations herein imposed upon Tenant shall be joint and several as to each


                                     17.

of the persons, firms or corporations of which Tenant may be composed.

                                 ARTICLE 37
                              ENTIRE AGREEMENT

   This Lease and the exhibits and any rider attached hereto constitute the entire agreement between the parties hereto with respect to the subject matter hereof, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or supplemented, except by an agreement in writing signed by the parties hereto or their successors in interest.

                                 ARTICLE 38
                          CONSTRUCTION OF PREMISES

   Landlord agrees to cause the Premises to be completed in accordance with the plans, specifications and agreements approved by both parties on the terms, conditions and provisions set forth in the Agreement for Completion of Premises attached hereto as Exhibit "B", and Tenant agrees to perform each and all of its covenants, agreements and obligations at the time and in the manner therein provided.

                                 ARTICLE 39
                                RESERVED AREA

   Tenant hereby acknowledges and agrees that the exterior walls of the Premises and the area between the finished ceiling of the Premises and the slab of the floor of the Building thereabove have not been demised hereby and the use thereof together with the right to install, maintain, use, repair and replace pipes, ducts, conduits and wires leading through, under or above the Premises in locations which will not materially interfere with Tenant's use of the Premises and serving other parts of the Building are hereby excepted and reserved unto Landlord. Tenant is specifically prohibited from placing any sign on the exterior of the Building. Tenant's lease of the Premises does not include any air rights or subsurface rights related to the Premises, Building or Common Areas.

                                 ARTICLE 40
                           [Intentionally Omitted]


                                 ARTICLE 41
                                 NO OPTION

   The submission of this Lease by Landlord, its agent or representative, for examination or execution by Tenant does not constitute an option or offer to lease the Premises upon the terms and conditions contained herein or a reservation of the Premises in favor of Tenant, it being intended hereby that this Lease shall only become effective upon the execution hereof by Landlord and delivery of a fully executed counterpart hereof to Tenant.

                                 ARTICLE 42
                            USE OF BUILDING NAME

   Tenant shall not be allowed to use the name, picture or representation of the Building, or words to that effect, in connection with any business carried on in the Premises or otherwise (except as Tenant's address) without the prior written consent of Landlord.

                                 ARTICLE 43
                PAYMENT OF INITIAL RENT AND SECURITY DEPOSIT

   Notwithstanding anything to the contrary contained in this Lease, the first month's rent, as provided in Article 2(a) hereof, and the security deposit, as provided in Article 3 hereof,


                                     18.

shall be paid to Landlord concurrently with the execution of this Lease.

                                 ARTICLE 44
                             TENANT IMPROVEMENTS

   Any alterations, additions or improvements to be installed by Tenant, its contractors or agents at any time prior to or during the Term of this Lease, shall only be done in compliance with the following:

         (a) No such work shall proceed without Landlord's prior written approval of (i) Tenant's contractor; (ii) certificates of insurance from a company or companies approved by Landlord, furnished to Landlord by tenant's contractor, for public liability and automobile liability and property damage insurance with limits of not less than $100,000.00/$300,000.00/$50,000.00, endorsed to show Landlord as an additional insured and for workmen's compensation as required; and (iii) detailed plans and specifications for such work in accordance with the terms set forth in Exhibit B.

         (b) All such work shall be done in conformity with a valid building permit or other permits or licenses when and where required, copies of which shall be furnished to Landlord before the work is commenced, and any work not acceptable to any governmental authority or agency having or exercising jurisdiction over such work, or not reasonably satisfactory to Landlord, shall be promptly replaced at Tenant's expense. Notwithstanding any failure by Landlord to object to any such work, Landlord shall have no responsibility therefor.

         (c) All work by Tenant, its contractors or agents shall be scheduled through Landlord and Tenant shall pay to Landlord on demand an amount equal to Landlord's reasonable overhead and expenses for plan review, coordination, scheduling and supervision thereof as reasonably determined by Landlord.

         (d) Tenant shall reimburse Landlord for any extra expense incurred by Landlord by reason of faulty work done by Tenant or its contractors, or by reason of delays caused by such work, or by reason of inadequate cleanup.

         (e) All such work shall be done with union labor in accordance with any applicable master or other labor agreement.

         (f) Tenant or its contractors will in no event be allowed to install plumbing, mechanical, electrical wiring or fixtures, acoustical or integrated ceilings, or partitions over five feet, ten inches (5'10") in height, unless approved in writing by Landlord.

         (g) All data processing, Xerox, copying and other special electrical equipment shall have a separate duplex outlet and shall be installed only under the supervision of Landlord or its electrical contractor and Tenant shall pay any additional costs on account of any increased support to the floor load necessary therefor or for any other equipment.

         (h) Landlord will permit Tenant and its agents to enter the Premises prior to the Commencement Date in order that Tenant may perform through its own contractors in accordance with the provisions hereof such other work and decorations as Tenant may desire at the same time that Landlord's contractors are working in the Premises. The foregoing license to enter the Premises is granted to Tenant's workmen and mechanics to work in harmony and not interfere with the labor employed by Landlord, Landlord's mechanics or contractors, or by any other tenant or their contractors and in compliance with all rules and regulations of the Building as Landlord shall from time to time establish. If at any time such entry shall cause disharmony or interference therewith, this license may be withdrawn by Landlord upon forty-eight


                                     19.

(48) hours, written notice to Tenant. Such entry shall be deemed to be under all of the terms, covenants, provisions, and conditions of the lease, except as to the convenant to pay rent or except as otherwise expressly provided for herein. Landlord shall not be liable in any way for injury, loss or damage which may occur to any of Tenant's decorations or installations so made prior to the Commencement Date, except due to Landlord's or its agents', representatives' or employees' gross negligence or willful misconduct, the same being solely at Tenant's risk.

                                    ARTICLE 45
                                  CPI ADJUSTMENT

     Notwithstanding anything set forth in Article 2(a) of the lease, Tenant hereby agrees that commencing January 1, 1988 and on each January 1 during the remainder of the Term hereof (the "ADJUSTMENT DATE"), the monthly rental in Article 2(a) hereof (as previously adjusted pursuant to this Article 45) shall be increased by the percentage of increase, if any, shown by the "Consumer Price Index - for the U.S. and Selected Areas for Urban Wage Earners and Clerical Workers, All Items" published by the U.S. Department of Labor, Bureau of Labor Statistics in the geographical area in which the Premises are located, for the month which immediately precedes the Adjustment Date as compared with the Index for the month which immediately precedes the immediately preceding year's Adjustment Date, or with respect to the first adjustment, the Commencement Date of this Lease; provided, however, that such increase shall be limited to 4% of the monthly rental for the month which immediately precedes the Adjustment Date. The amount of such increase in the monthly rental shall be calculated by Landlord after the U.S. Department of Labor publishes the statistics upon which the amount of the increase is to be based. Upon its calculation thereof, Landlord shall give written notice of the amount of the increase multiplied by the number of installments of rent due hereunder since such Adjustment Date, and Tenant shall pay such amount together with the monthly rent next becoming due hereunder and shall thereafter pay the monthly rent due hereunder at such increased rate. The failure of Landlord to make the calculations required hereunder promptly shall not be deemed a waiver of Landlord's right to adjust the monthly rental due hereunder, nor shall it affect the obligations of Tenant to pay such increased monthly rental. If the Bureau of Labor Statistics ceases to use the 1967 average of 100 as the basis of calculation for the Consumer Price Index or if a substantial change is made in the items or number of items contained in the Consumer Price Index, then the Consumer Price Index shall be adjusted to that figure that would have been arrived at had the change in the manner of computing a similar price index been in effect at the date of this Lease. If, at the time required for the determination of the amount of any increase in monthly rent payable under this Lease, said Consumer Price Index is no longer published or issued, a reliable governmental or other non-partisan publication evaluating the information theretofore used in determining said Consumer Price Index shall be used.

                                ARTICLE 46
                             TRANSFER BY TENANT

     Notwithstanding anything set forth in Article 13 hereof, it shall be a condition to Landlord's consent to any subleasing, assignment or other transfer of part or all of Tenant's interest in the Premises (hereinafter referred to as a "TRANSFER") that (i) Tenant shall be required to pay Landlord's reasonable attorneys' fees and other costs incurred in connection with the review and execution thereof; (ii) upon Landlord's consent to any Transfer, the basic rent, as to that portion under Article 2(a) hereof, shall be readjusted to the then prevailing rental rate, provided, however, in no event shall such rate be less than the amount set forth in Article 2(a) hereof, subject to increase or decrease pursuant to Article 2(b), as of the effective date of such Transfer; (iii) any sublessee of part or all of Tenant's


                                    20.

interest in the Premises shall agree that in the event Landlord gives such sublessee notice that Tenant is in default under this Lease, such sublessee shall thereafter make all sublease or other payments directly to Landlord, which payments will be received by Landlord without any liability whether to honor the sublease or otherwise (except to credit such payments against sums due under this Lease), and any sublessee shall agree to attorn to Landlord or its successors and assigns at their request should this Lease be terminated for any reason, except that in no event shall Landlord or its successors or assigns be obligated to accept such attornment; (iv) any such Transfer and consent shall be effected on forms, supplied or approved by Landlord and/or its legal counsel; (v) any assignee or sublessee possesses the net worth deemed reasonably sufficient by Landlord to enable such party to meet the financial obligations under this Lease; (vi) any assignee or sublessee possesses the reputation and stature in the local business community (as reasonably determined by Landlord in its sole discretion) of other tenants of the Building; and (vii) Landlord may require that Tenant not then be in default hereunder in any respect. If such transfer pertains to a portion of the Premises only, the basic rent under Article 2(a) for such portion adjusted to the prevailing rental rate shall be computed on the assumption that Tenant's rental and other sums due hereunder are allocable on a pro rata, per square foot basis. Tenant hereby agrees and acknowledges that the above conditions imposed upon the granting of Landlord's consent to any proposed sublease, assignment or other transfer by Tenant are an articulation of the standard of reasonableness of such consent and Landlord's imposition of such conditions shall under no circumstances impair or limit Landlord's rights and remedies under California Civil Code Section 1951.4 or any related, successor or similar provision of law.

                             ARTICLE 47
                                AS-IS

     Except as provided in Article 7, Tenant hereby agrees that the Premises shall be taken "as-is" and "with all faults", and Tenant hereby agrees and warrants that it has inspected the condition of the Premises and the suitability of same for Tenant's purposes, and Tenant does hereby waive and disclaim any obligation to, cause of action based upon, or claim that its obligations hereunder should be reduced or limited because of the condition of the Premises or the suitability of same for Tenant's purposes.

                             ARTICLE 48
                            COMMON AREAS

     The term "Common Areas" is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Building that are provided and designated by Landlord from time to time for the general, non-exclusive use of the Landlord, Tenant and other tenants of the Building and their respective employees, suppliers, shippers, customers and invitees, including but not limited to common entrances, lobbies, corridors, stairways and stairwells, public restrooms, elevators, escalators, parking areas to the extent not otherwise prohibited by this Lease, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, ramps, driveways, landscape areas and decorative walls. Tenant agrees to abide by and conform to the Rules and Regulations attached hereto and to cause its employees, suppliers, shippers, customers and invitees to so abide and conform.
Landlord shall have the right, in Landlord's sole discretion, from time to time:

     (a) to make changes to the Building interior and exterior and the Common Areas, including without limitation, changes in the location, size, shape, number and appearance thereof, including but not limited to lobbies, windows, stairways, airshafts, elevators, restrooms, escalators, driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, decorative walls, landscaped areas


                                  21.

and walkways; provided, however, Landlord shall at all times provide the parking facilities required by applicable law;

     (b) to close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available;

     (c) to designate other land and improvements outside the boundaries of the Building to be a part of the Common Areas, provided that such other land and improvements have a reasonable and functional relationship to the Building;

     (d)  to add additional buildings and improvements to the Common Areas;

     (e) to use the Common Areas while engaged in making additional improvements, repairs and alterations in the Building, or any portion thereof;

     (f) to do and perform such other acts and make such other changes in, to or with respect to Common Areas and Building as Landlord may, in the exercise of sound business judgment, deem to be appropriate.

                                ARTICLE 49
                            BUILDING SECURITY

     Tenant hereby acknowledges that Landlord shall have no obligation whatsoever to provide guard service or other security measures for the benefit of the Premises or the Building. Tenant assumes all responsibility for the protection of Tenant, its agents and invitees and the property of Tenant and of Tenant's agents and invitees from acts of third parties. Nothing herein contained shall prevent Landlord, at Landlord's sole option, from providing security protection for the Building or any part thereof, in which event the cost thereof shall be included within the definition of Operating Costs, as set forth in paragraph 2(c)(ii).

                            ARTICLE 50
                            EASEMENTS

     Landlord reserves to itself the right, from time to time, to grant such easements, rights and dedications that Landlord deems necessary or desirable and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, Maps and restrictions do not unreasonably interfere with the use of the Premises by Tenant. Tenant shall sign any of the aforementioned documents upon request of Landlord and failure to do so shall constitute a material default of this Lease by Tenant without the need for further notice to Tenant. The obstruction of Tenant's view, air or light by any structure erected in the vicinity of the Building, whether by Landlord or third parties, shall in no way affect this Lease or impose any liability upon Landlord.


                            ARTICLE 51
                             AUTHORITY


     If Tenant is a corporation, trust or general or limited partnership, Tenant, and each individual executing this Lease on behalf of such entity, represent and warrant that such individual is duly authorized to execute and deliver this Lease on behalf of said entity. If Tenant is a corporation, trust or partnership, Tenant shall, within thirty (30) days after execution of this Lease, deliver to Landlord evidence of such authority satisfactory to Landlord.


                                 22.

                             ARTICLE 52
                          VEHICLE PARKING


     So long as Tenant is not in default, and subject to the rules and regulations attached hereto, and as established by Landlord from time to time, Tenant shall be entitled to rent and use ten parking spaces in the Building parking area at the monthly rate of $65 per month for unreserved parking and $85 per month for reserved parking for the first year of the Term, and then at the monthly rate applicable from time to time for monthly parking as set by Landlord and/or its licensee based upon the prevailing market rate per month for other similar office buildings located within the Beverly Hills, West Hollywood areas. If Tenant commits, permits or allows any of the prohibited activities described in the Lease or the rules then in effect, then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Tenant, which cost shall be immediately payable upon demand by Landlord.

     IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.

                                 "LANDLORD"

                                 CAROLCO PICTURES INC.,
                                 a Delaware corporation


                                 By: /s/ Warren Braverman
                                     __________________________
                                       Its CFO


                                "TENANT"

                                OVERSEAS FILM GROUP, INC.,
                                a Delaware corporation

                                By:  /s/ Ellen Little
                                     --------------------------
                                       Its President


                                     /s/ Ellen Little
                                     --------------------------
                                     Ellen Little










                                      23.

                                  CAROLCO PICTURES INC.
                                  8800 SUNSET BOULEVARD
                                       SEVENTH FLOOR
                               LOS ANGELES, CALIFORNIA 90069


                                    September 15, 1987



Ellen and Robert Little
Overseas Film Group, Inc.
Hollywood Center Studios
1040 N. Las Palmas Ave., Bldg. 5
Los Angeles, California 90038

   Re:  AMENDMENT NO. 1 TO CAROLCO/
        OVERSEAS FILM GROUP, INC. OFFICE LEASE

Dear Ellen and Robert:

   When executed by you, this Letter Agreement shall amend that certain lease dated April 21, 1987 ("Lease") made and entered into between Carolco Pictures Inc., a Delaware corporation ("Landlord") and Overseas Film Group, Inc., a Delaware corporation ("Tenant"). Landlord and Tenant hereby modify paragraph 2 of the introduction to the Lease, paragraph (a) of Article 2 of the Lease and Exhibit A to the Lease as follows:

   That portion of the second paragraph of the Lease, third line, which currently reads:

      ". . . the 3rd floor, containing approximately 3,637 rentable square feet and located on the west side and adjoining one third portion of the north side of such third floor . . ."

is hereby amended to read as follows:

      ". . . the 3rd floor which contains 3,729 rentable square feet and 3,198 usable square feet and located on the west side and adjoining one third portion of the north side of such third floor."

   Any reference in the Lease to rentable or usable square feet shall refer to the figures set forth in this Letter Agreement.

    That portion of Article 2(a), fourth line, which currently reads:

          ". . . $1.70 per rentable square foot per month for a total monthly rent of Six Thousand One Hundred Eighty Three Dollars ($6,183), . . ."

    is hereby amended to read as follows:

          ". . . $1.70 per rentable square foot per month for a total monthly rental of Six Thousand Three Hundred Thirty Nine Dollars ($6,339), . . ."

    That portion of Article 2(b), ninth line, which currently reads:

          ". . . as the case may be, by 5.13 percent (.0513%) (hereinafter referred to as "TENANT'S PROPORTIONATE SHARE") . . ."

    is hereby amended to read as follows:

          ". . . as the case may be, by 5.26 percent (.0526%) (hereinafter referred to as "TENANT'S PROPORTIONATE SHARE") . . ."

          Exhibit A attached to the Lease is hereby deleted in its entirety and replaced with a new Exhibit A which is attached hereto and hereby incorporated into the Lease by reference.

          Except as hereby amended, the Lease shall remain in full force and effect.

          As we are sure these modifications are acceptable to you, please execute the enclosed copy of this Letter Agreement where set forth below and return one fully executed copy to us as soon as possible. If you have any questions, please do not hesitate to contact us.

                                              Very truly yours,

                                            CAROLCO PICTURES INC.,
                                            a Delaware corporation

                                            By:  /s/ Warren Braverman
                                                 --------------------
                                                Its  E.V.P.
                                                    ------------------

Agreed and Accepted this
___ day of September, 1987.

OVERSEAS FILM GROUP, INC.
a Delaware corporation

By: /s/ Robert Little
    --------------------
    Its
        ----------------

                              AMENDMENT TO LEASE

         This Amendment to Lease is entered into as of July 16, 1992, by and between Carolco Pictures, Inc., a Delaware corporation (the "Landlord"), and Overseas Film Group, Inc., a Delaware corporation (the "Tenant"). This Amendment is made with reference to the following facts and objectives:

         A. Landlord, Tenant and Ellen Little are parties to that certain Office Lease dated April 21, 1987 (as previously amended, the "Lease") relating to certain premises consisting of approximately 3,637 square feet (the "Original Premises") located in the building commonly known as 8800 Sunset Boulevard, Hollywood, California (the "Building") and outlined on Exhibit "A" attached to the Lease.

         B. The term of the Lease commenced on October 1, 1987, and is scheduled to expire on September 30, 1992 (the "Original Expiration Date").

         C. The parties hereto desire to amend the Lease in certain respects as hereinafter set forth.

         NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

         1. The term of the Lease is hereby extended for five years, so that it shall now expire on September 30, 1997.

         2. The leasehold premises are hereby increased in size so that in addition to the Original Premises outlined on Exhibit "A" to the Lease, they shall also include the approximately 3,000 rentable square feet of space
(the "New Premises") located on the south side of the Building and outlined on the plan attached to this Amendment as Exhibit "I". From and after the date of this Amendment the term "Premises", as used herein and in the Lease, shall mean both the Original Premises and the New Premises.

         3. Effective as of the earlier of (i) October 1, 1992, or (ii) the date on which Tenant completes the preparation of the New Premises for its occupancy as contemplated by Paragraph 8 hereof, the monthly rental payable by Tenant under the Lease shall be increased from the current amount to the total amount of Ten Thousand Dollars.

         4.     For each "Comparison Year" (as defined in Paragraph (b) of
Article 2 of the Lease) ending after the Original Expiration Date, "Tenant's Proportionate Share", as originally defined in said Paragraph (b), shall be
9.49 percent.

         5. The monthly rental established in Paragraph 3 of this Amendment shall be subject to CPI Adjustments on each January 1 during the extended term of the Lease, commencing on January 1, 1994, all in accordance with the provisions of Article 45 of the Lease.

         6. Article 52 of the Lease is hereby amended to permit Tenant, at any time and from time to time, to rent and use up to twenty-two parking spaces in the Building parking area, on the terms and subject to the conditions set forth in said Article 52.

         7. Tenant acknowledges that it is leasing the New Premises on an "as-is" basis. Landlord agrees that the New Premises include all furniture, cabinets and fixtures currently located therein; provided, however, that the New Premises shall not include any audio visual equipment, computer equipment or telecommunications equipment of Landlord currently located in said New Premises, all of which shall be immediately removed by Landlord.

         8. Landlord acknowledges that Tenant intends to make alterations to the New Premises to tie it into the Original Premises, including but not limited to removing the wall which currently separates the New Premises from the Original Premises, constructing new walls and reconfiguring offices within the New Premises, and carpeting and painting the New Premises. Tenant agrees that it will promptly undertake such work and Landlord hereby consents thereto.

         9. From and after the Original Expiration Date, Ellen Little shall no longer be considered a Tenant under the Lease, and shall have no further liability with respect thereto.

         10. In the event Landlord fails to perform any of its obligations under the Lease, and such failure continues for thirty days after written notice thereof from Tenant, Tenant shall have the option (but not the obligation) to cure such default, in which event Tenant shall further be entitled to offset all amounts expended in curing such default against future rental or other amounts due to Landlord under the Lease.

         11. Promptly after the execution of this Amendment, Landlord shall use its best efforts to obtain (i) a consent to this Amendment from its lender, the Equitable Life Assurance Society of the United States, and (ii) a recognition and nondisturbance agreement in favor of, and in form reasonably acceptable to, Tenant, from any other lenders having liens on the Building. In the event Landlord fails to deliver either of such items to Tenant within 30 days of the date of this Amendment, Tenant shall have the right and option to terminate this Lease by sending written notice to Landlord at any time prior to Tenant's receipt of said items.

         12. If at any time during the term of this Lease, as extended by this Amendment, any additional space on the third floor of the Building becomes available for lease, Landlord shall offer the same to Tenant at the same per square foot rental rate as then being paid by Tenant hereunder. Landlord shall have no right to lease any space on the third floor of the Building to any other person or entity unless Tenant fails to accept such offer to lease said space within 30 days after Tenant's receipt of written notice of its availability. In the event Landlord is then unsuccessful in leasing said space for a period of six months, Landlord shall again offer the space to Tenant.

         13. Tenant shall have the right and option to extend the term of this Lease for an additional five year period by giving written notice to Landlord at least six months prior to the Lease expiration date. The rental rate for the extended term shall be the fair market rental value (but without reference to any improvements made to the Premises by Tenant) as agreed upon by Landlord and Tenant. In the event Landlord and Tenant are unable to agree upon fair market rental value, the same shall be determined by arbitration to be conducted in accordance with the rules of the American Arbitration Association.

         14. Except as herein set forth, the Lease shall remain unchanged and in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Lease as of the day and year first above written.

LANDLORD:                                   TENANT:

Carolco Pictures, Inc., a                   Overseas Film Group, Inc., a
Delaware corporation                        Delaware corporation

By: /s/ Robert Goldsmith                    By: /s/ William F. Lischak
    --------------------                        ----------------------

Title: Senior V.P.                          Title: COO/CFO
       -----------------                           -----------------

                              AMENDMENT TO LEASE

     This Amendment to Lease is entered into as of January 1, 1995 (the "1995 Amendment") by and between Carolco Pictures Inc., a Delaware corporation (the "Landlord"), and Overseas Film Group, Inc., a Delaware corporation (the "Tenant"). This Amendment is made with reference to the following facts and objectives:

     A. Landlord and Tenant are parties to that certain Office Lease dated April 21, 1987 (the "1987 Lease") relating to certain premises consisting of approximately 3,637 square feet (the "Original Premises") located in the building commonly known as 8800 Sunset Boulevard, Hollywood, California (the "Building") and outlined in Exhibit "A" attached to the 1987 Lease.

     B. Landlord and Tenant are parties to that certain Amendment to Lease dated as of July 16, 1992 (the "1992 Amendment") relating to, among other things, the increase in size of the leasehold premises by approximately 3,000 square feet (the "New Premises") as outlined on Exhibit "I" to the 1992 Amendment.

     C. From and after the date of this 1995 Amendment, the term "Lease," as used herein and in the 1987 Lease and the 1992 Amendment, shall mean the 1987 Lease, the 1992 Amendment and the 1995 Amendment. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Lease.

     D. The parties hereto desire to amend the Lease in certain respects as hereinafter set forth.

     NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

     1. The leasehold premises are hereby increased in size so that in addition to the Original Premises outlined on Exhibit "A" to the 1987 Lease and the New Premises outlined on Exhibit "I" to the 1992 Amendment, they shall also include the approximately 1,176 rentable square feet of space (the "1995 New Premises") outlined on the plan attached to this 1995 Amendment as Exhibit "I." From and after the date of this 1995 Amendment, the term "Premises," as used herein and in the Lease, shall mean the Original Premises, the New Premises and the 1995 New Premises.

     2. Effective as of date first written above, the monthly rental payable by Tenant under the Lease shall be increased from the current amount to the total amount of Twelve Thousand One Hundred Dollars, which amount includes the January 1, 1995 CPI Adjustment (as provided in Article 45 of the Lease) relating to the Original Premises and the New Premises.

     3.     For each "Comparison Year" (as defined in Paragraph (b) of
Article 2 of the Lease) ending after the Original Expiration Date, "Tenant's Proportionate Share," as originally defined in said Paragraph (b), shall be
11.02 percent.

     4. The monthly rental established in Paragraph 2 of this 1995 Amendment shall be subject to CPI Adjustment on each January 1 during the term of the Lease, commencing on January 1, 1996, all in accordance with the provisions of Article 45 of the Lease.

     5. Tenant acknowledges that it is leasing the 1995 Premises on an "as-is" basis. Landlord agrees that the 1995 Premises include all furniture, cabinets and fixtures currently located therein; provided, however, that the 1995 Premises shall not include any audio visual equipment, computer equipment or telecommunications equipment of Landlord currently located in said 1995 Premises, all of which shall be immediately removed by Landlord.

     6. Promptly after execution of this Amendment, Landlord shall use its best efforts to obtain (i) a consent to this 1995 Amendment from its lender, the Equitable Life Assurance Society of the United States and (ii) a recognition and non-disturbance agreement in favor of, and in form reasonably acceptable to, Tenant, from any other lenders having liens on the Building. In the event Landlord fails to deliver either of such items to Tenant within 90 days of the date of this 1995 Amendment, Tenant shall have the right and option to terminate this Lease by sending written notice to Landlord at any time prior to Tenant's receipt of said items.

     7. Except as herein set forth, the Lease shall remain unchanged and in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this 1995 Amendment as of the day and year first above written.

LANDLORD:                              TENANT:

Carolco Pictures Inc.,                 Overseas Film Group, Inc.,
a Delaware corporation                 a Delaware corporation

By: /s/ Robert Goldsmith               By: /s/ William F. Lischak
    --------------------                   ----------------------

Title: SR. V.P.                        Title: COO/CFO
      ---------                              ------------

                        FOURTH AMENDMENT TO OFFICE LEASE

                                BY AND BETWEEN

                              DOLPHINSHIRE, L.P.
                 a California limited partnership ("Landlord")

                                      AND

                           OVERSEAS FILM GROUP, INC.
                       a Delaware corporation ("Tenant")

-------------------------------------------------------------------------------

THIS FOURTH AMENDMENT (the "Fourth Amendment") is dated as of the 9th day of October, 1995, and constitutes on amendment to that certain Office Lease dated April 21, 1987 (the "1987 Lease"), executed by and between Landlord's predecessor in interest, Carolco Pictures, Inc., a Delaware corporation and Tenant.

     A. Landlord and Tenant are the current parties to the 1987 Lease relating to certain premises consisting of approximately 3,637 rentable square feet (the "Original Premises") located in the building commonly known as 8800 Sunset Boulevard, Hollywood, California (the "Building").

    B. Landlord and Tenant are the current parties to the Amendment to Lease dated as of July 16, 1992 (the "1992 Amendment"), relating, among other things, to the increase in size of the leasehold premises by approximately 3,000 rentable square feet (the "New Premises").

    C. Landlord and Tenant are the current parties to the Amendment to Lease dated January 1, 1995 (the "1995 Amendment"), relating, among other things, to the increase in size of the leasehold premises by approximately 1,176 rentable square feet (the "1995 New Premises").

    D. From and after the date of this Fourth Amendment, the term "Lease," as used herein and in the 1987 Lease, the 1992 Amendment and 1995 Amendment, shall mean the 1987 Lease, the 1992 Amendment, the 1995 Amendment and this Fourth Amendment. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Lease.

    E. The parties hereto desire to amend the Lease in certain respects as hereinafter set forth.

           NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

           1. From and after the "Effective Date" (as defined below) the leasehold premises are hereby increased so that in addition to the Original Premises, the New Premises and the 1995 New Premises, they shall also include the remainder of the third floor of the Building (the "Expansion Premises"). From and after the Effective Date, the term "Premises," as used herein and in the Lease, shall mean the Original Premises, the New Premises, the 1995 New Premises, and the Expansion Premises. The parties hereto agree that the total rentable square footage contained in the third floor of the Building is 10,195.

           2. As used in this Fourth Amendment, the term "Effective Date" shall mean the date on which possession of the Expansion Premises is tendered to Tenant with all of the tenant improvements referred to in Paragraph 6 hereof substantially completed. A notice confirming the Effective Date shall be sent by Landlord to Tenant upon substantial completion of such tenant improvements. It is the intent of the parties that the Effective Date occur on or before November 1, 1995.

           3. Nothing in this Fourth Amendment shall alter the expiration date of the Lease, which is currently scheduled to occur on September 31, 1997.

           4. The basic monthly rent (calculated on a fully serviced gross basis) shall be increased to the amounts set forth below.

           11/01/96 - 9/31/96       $1.55 psf      $15,802.25 per month
           10/01/96 - 9/31/97       $1.60 psf      $16,312.00 per month

           Additionally Tenant occupies a portion of P302 as storage facility consisting of 42 square feet, for which the monthly rental is $31.50
(42 sq. ft. x $.75).

           5. The "Comparison Year" for computing Tenant's share of "direct costs" (as said terms are defined in Paragraph (b) of Article 2 of the 1987 Lease) shall be 1995. Additionally, Tenant shall have no responsibility for any share of direct costs incurred prior to November 1, 1996. As a result of the square footage added to the Premises by this Amendment, from and after November 1, 1996, "Tenant's Proportionate Share," (as defined in Paragraph (b) of Article 2 of the 1987 Lease) shall be 12.9%, based upon the Building's square footage of 78,877.

           6. Landlord will promptly improve the Expansion Premises with the tenant improvements described on the floor plan attached hereto as Exhibit "A" (which improvements shall also include air balancing the Premises, minor carpet repair, minor and water damage stain removal in two areas). The reasonable out-of-pocket cost incurred by Landlord in making such tenant improvements (up to a maximum amount of $5,200.00) shall be reimbursed by Tenant, in monthly installments commencing on the Effective Date and amortized over the remaining term of the Lease at ten (10%) percent interest.

           Tenant further acknowledges that it is otherwise leasing the 1995 Expansion Premises in an "as-is" basis. The 1995 Expansion Premises includes all furniture, cabinets and fixtures currently located therein, possession of which will be returned to Landlord upon vacation of the Premises by Tenant.

           7. The Lease, as modified hereby, is hereby reaffirmed, and the provisions thereof, as so modified, shall remain in full force and effect. Without limiting the generality of the foregoing, it is understood that all provisions of the Lease which could be reasonably and logically construed as applying to this Fourth Amendment (including, without limitation, the authority and counterpart execution provision thereof) shall apply to this Fourth Amendment as well as the Lease.

           IN WITNESS WHEREOF, the parties hereto have executed this document as of the date first set forth above.

"LANDLORD"                                  "TENANT"

Dolphinshire, L.P.,                         Overseas Film Group, Inc.,
a California limited partnership            a Delaware corporation

By:  Dolphin Partners, Inc.,
     Its Authorized Agent

     By:  /s/ Kevin Pitts                   By:  /s/ Ellen Little
          -----------------------                -------------------------
          Kevin Pitts,                           Ellen Little,
          Vice President                         President



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